UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2026

FS KKR Capital Corp.

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 JFK Boulevard, OFC 500 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed under cover of a Current Report on Form 8-K filed by FS KKR Capital Corp. (the “Company”) on May 11, 2026 (the “Previous Report”), the Company entered into a purchase agreement (the “Purchase Agreement”) with KKR Alternative Assets L.P., a Delaware limited partnership (the “Purchaser”), on May 10, 2026, pursuant to which the Purchaser agreed to purchase $150.0 million in aggregate amount of newly issued shares of the Company’s Cumulative Convertible Perpetual Preferred Stock, Series A (the “Convertible Preferred Stock”). On June 29, 2026, the Company issued and sold 6,000,000 shares of Convertible Preferred Stock to the Purchaser pursuant to the Purchase Agreement at a price of $25.00 per share (the “Closing”). The Company intends to use the gross proceeds to the Company of $150.0 million from the sale of Convertible Preferred Stock for general corporate purposes including, without limitation, funding any repurchase program relating to shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or debt repayment.

In connection with the Closing, on June 29, 2026, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Purchaser (and certain permitted transferees) has the right to require the Company to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), shares of Common Stock issued upon conversion of the Convertible Preferred Stock and certain other shares of Common Stock held by the Purchaser and its affiliates as of the date of the Closing (collectively, the “Registrable Securities”). The Purchaser will have demand registration rights (not to exceed three Demand Requests (as defined in the Registration Rights Agreement) in any 365-day period), customary piggyback registration rights in connection with registered offerings of equity securities by the Company or other selling stockholders, and the right to require the Company to use commercially reasonable efforts to maintain a continuously effective shelf registration statement on Form N-2 covering the Registrable Securities from and after December 29, 2026 (the date that falls six months after the Closing) until the Purchaser has sold all Registrable Securities. The Registration Rights Agreement includes customary indemnification and contribution provisions, which survive termination of the Registration Rights Agreement.

The description above is only a summary of the material provisions of the Registration Rights Agreement and is qualified in its entirety by reference to the copy of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the issuance of the Convertible Preferred Stock, the Company filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of the State of Maryland. The Convertible Preferred Stock is a series of the Company’s preferred stock, par value $0.001 per share.

The Convertible Preferred Stock ranks senior to the Common Stock with respect to all liquidation, winding up, dissolution, dividend and distribution rights. The Convertible Preferred Stock has a liquidation preference equal to $25.00 per share (the “Liquidation Preference”), plus an amount equal to all accrued but unpaid dividends, if any, accumulated to (but excluding) the date fixed for distribution or payment, whether or not earned or declared by the Company, but excluding interest on any such distribution or payment. Dividends on the Convertible Preferred Stock will be payable on a quarterly basis in an initial amount equal to 5.00% per annum of the Liquidation Preference per share, payable in cash or, at the Company’s option, 7.00% per annum of the Liquidation Preference per share payable in additional shares of Convertible Preferred Stock; provided that the Company shall be prohibited from paying dividends in additional shares of Convertible Preferred Stock if the conversion feature at the time of issuance of such additional shares is equal to or greater than 10.00% of the value of the Convertible Preferred Stock. After the 5.5-year anniversary of the issue date, the dividend rate will increase annually by 1.00% per annum. There is no cap on such 1.00% per annum increases.

After the 6-month anniversary of the issue date, the Convertible Preferred Stock will be convertible into (i) the number of shares of Common Stock equal to the quotient of (a) the Liquidation Preference, plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such conversion and (b) the conversion price as of the applicable conversion date (which shall not be less than the NYSE Minimum Price (as defined below)), plus (ii) cash in lieu of fractional shares. The initial conversion price will equal $18.83; provided, however, that in no event shall the conversion price be less than the NYSE Minimum Price.

At any time, upon approval by the Company’s board of directors (the “Board”), including a majority of the independent directors, the Company may, at its election, redeem all or any part of the then-outstanding shares of Convertible Preferred Stock in cash at a price per share equal to the Liquidation Preference, plus an amount equal to all accumulated but unpaid dividends, if any, accumulated to (but excluding) the date fixed for redemption, whether or not earned or declared by the Company, but excluding interest on any such distribution or payment. At any time on or after the three-year anniversary of the issue date, upon approval by the Board, including a majority of the independent directors, so long as the volume weighted average price of the Company’s shares of Common Stock on the NYSE for the 30 consecutive trading days ending on (and including) the trading day immediately preceding the date on which the Company delivers notice of redemption equals or exceeds the conversion price then in effect, the Company may, at its election, redeem all or any part of the then-outstanding shares of Convertible Preferred Stock by delivering shares of Common Stock in lieu of cash, at a redemption price equal to the Liquidation Preference, plus an amount equal to all accumulated but unpaid dividends, if any, accumulated to (but excluding) the date fixed for redemption, whether or not earned or declared by the Company, but excluding interest on any such distribution or payment, with the number of shares of Common Stock to be delivered per share of Convertible Preferred Stock equal to the quotient of (a) such redemption price per share and (b) the conversion price as of the applicable redemption date, plus cash in lieu of any fractional shares. The holders of the Convertible Preferred Stock will have the right to convert any of their shares prior to the date fixed for any such redemption.

At any time after the 6-year anniversary of the issue date, upon 90 days’ notice, any holder of shares of Convertible Preferred Stock will have the option, at its election, to require the Company to redeem any or all of the shares of Convertible Preferred Stock held by such holder for cash consideration equal to the Liquidation Preference of the shares of Convertible Preferred Stock to be redeemed, plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption. Any such holder will have the right to convert any shares of Convertible Preferred Stock held by it prior to the date fixed for any such redemption.

Upon the occurrence of a Change of Control of the Company (as defined in the Articles Supplementary), at the option of holders of a majority of the then-outstanding shares of Convertible Preferred Stock, the Company will be required to redeem all of the then-outstanding shares of Convertible Preferred Stock upon 60 days’ notice following the announcement or occurrence of such Change of Control, for cash consideration equal to the Liquidation Preference thereof, plus an amount equal to all accumulated but unpaid dividends thereon to, but excluding, the redemption date (whether or not earned or declared, but excluding interest). Holders of Convertible Preferred Stock will have the right to convert any of their shares prior to the date fixed for such Change of Control redemption.

Pursuant to the Purchase Agreement, the Purchaser has agreed that, prior to June 29, 2027 (the date that is one year following the Closing) (the “Restriction Date”), it will not sell, offer, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, otherwise transfer or dispose of or enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Convertible Preferred Stock or shares of Common Stock into which the Convertible Preferred Stock has been or may be converted, subject to exceptions for (i) redemption of Convertible Preferred Stock by the Company pursuant to the Articles Supplementary and (ii) the Purchaser’s exercise of its conversion right pursuant to the Articles Supplementary. Following the Restriction Date, the Purchaser will be required to notify the Board of any transfer substantially concurrently therewith.

Each holder of Convertible Preferred Stock will be entitled to vote on an as-converted basis on each matter submitted to a vote of stockholders of the Company. In addition, for so long as the Company is subject to the Investment Company Act of 1940, as amended (the “1940 Act”), the holders of Convertible Preferred Stock, voting separately as a single class, shall have the right to elect two (2) members of the Board at all times (initially designated as James H. Kropp and Elizabeth J. Sandler), and the balance of the directors shall be elected by the holders of shares of Common Stock and the Convertible Preferred Stock voting together; provided, however, if FS/KKR Advisor, LLC (the “Adviser”) is the Company’s investment adviser and the Purchaser or its affiliates beneficially own greater than 50% of the outstanding Convertible Preferred Stock, the independent directors of the Company will be eligible to serve as directors elected separately by the holders of Convertible Preferred Stock. If, at any time, accumulated dividends on the outstanding shares of Convertible Preferred Stock equal to at least two full years’ dividends shall be due and unpaid, or if holders of any other preferred stock become entitled to elect a majority of directors of the Company under the 1940 Act, then the number of directors constituting the Board shall automatically increase by the smallest number that, when added to the two directors elected exclusively by holders of the Convertible Preferred Stock, would constitute a majority of the Board. During any such period, the holders of the Convertible Preferred Stock and any other preferred stock shall have the power to elect such additional directors, voting separately as a class.

“NYSE Minimum Price” means the lower of (x) the official closing price of the shares of Common Stock on the New York Stock Exchange (“NYSE”) immediately preceding the signing of the Purchase Agreement and (y) the average official closing price of the shares of Common Stock on the NYSE for the five trading days immediately preceding the signing of the Purchase Agreement, in each case, as adjusted pursuant to certain anti-dilution adjustments.

The shares of Convertible Preferred Stock were offered and sold in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). These securities have not been and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

The description above is only a summary of the material provisions of the Articles Supplementary and is qualified in its entirety by reference to the copy of the Articles Supplementary, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 3.03 is incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure.

On June 29, 2026, the Company issued a press release announcing the Closing and related matters, a copy of which is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01.	Other Events.

On June 29, 2026, the Adviser delivered to the Company a waiver letter (the “Waiver Letter”) in respect of the previously announced waiver of a portion of the total subordinated income incentive fee payable by the Company pursuant to the amended and restated investment advisory agreement by and between the Company and the Adviser (the “Advisory Agreement”). Pursuant to the Waiver Letter, beginning with the fiscal quarter ending June 30, 2026 and continuing through and including the fiscal quarter ending March 31, 2027 (the “Waiver Period”), the Adviser has agreed to waive 50% of the subordinated income incentive fee that the Adviser would otherwise be entitled to receive from the Company under the Advisory Agreement for each fiscal quarter during the Waiver Period. No portion of such waived subordinated income incentive fee will be subject to recoupment.

Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 attached hereto contain certain forward-looking statements, including statements regarding future events or the future performance or operation of the Company, and statements regarding the Company’s intended use of proceeds from the issuance of the Convertible Preferred Stock, including to fund potential repurchases of shares of Common Stock. Words such as “believes,” “intends,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, geo-political risks, natural disasters or pandemics, future changes in laws or regulations and conditions in the Company’s operating area, and the price at which shares of Common Stock may trade on the New York Stock Exchange. Some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. In addition, the Board-authorized share repurchase program does not require the Company to repurchase any specific number of shares of Common Stock. There is no assurance that the Company or any of its affiliates will purchase shares of Common Stock at any specific discount levels or in any specific amounts or that the market price of the Common Stock, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles Supplementary of the Registrant establishing and fixing the rights and preferences of the Cumulative Convertible Perpetual Preferred Stock, Series A.

10.1	Registration Rights Agreement, dated as of June 29, 2026, by and between the Registrant and KKR Alternative Assets L.P.

99.1	Press Release, dated June 29, 2026.

99.2	Advisory Fee Waiver Letter, dated June 29, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp.

Date: June 29, 2026	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel and Secretary